As filed with the Securities and Exchange Commission on February 13, 2017

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

KALVISTA PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	20-0915291
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

One Kendall Square

Bld 200, Ste 2203

Cambridge, MA 02139

(Address of Principal Executive Offices) (Zip Code)

2015 Incentive Plan

(Full Title of the Plans)

Thomas Andrew Crockett

Chief Executive Officer

KalVista Pharmaceuticals, Inc.

One Kendall Square

Bld 200, Ste 2203

Cambridge, MA 02139

(Name and Address of Agent For Service)

(857) 999-0075

(Telephone Number, including area code, of agent for service)

Copies to:

Robert A. Freedman, Esq.

Fenwick & West LLP

Silicon Valley Center

801 California Street

Mountain View, California 94041

(650) 988-8500

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount To Be Registered (1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.001 par value per share
— To be issued under the 2015 Incentive Plan	85,714 (2)	$7.00 (3)	$599,998	$69.54

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s common stock that become issuable under the Registrant’s 2015 Incentive Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant’s receipt of consideration that increases the number of the outstanding shares of the Registrant’s common stock.
(2)	Represents additional shares of common stock reserved for issuance under the Registrant’s 2015 Incentive Plan as of January 1, 2017.
(3)	Calculated solely for the purposes of this offering under Rule 457(c) and (h) of the Securities Act of 1933, as amended, on the basis of the average of the high and low prices of the Registrant’s common stock as reported on The NASDAQ Global Market on February 8, 2017.

REGISTRATION OF ADDITIONAL SHARES

PURSUANT TO GENERAL INSTRUCTION E

Pursuant to General Instruction E of Form S-8, KalVista Pharmaceuticals, Inc. (the “Registrant”) is filing this Registration Statement with the SEC to register 85,714 additional shares of common stock under the Registrant’s 2015 Incentive Plan (“Incentive Plan”), pursuant to the provisions of the Incentive Plan providing for an automatic increase in the number of shares reserved for issuance under the Incentive Plan on January 1, 2017.

This Registration Statement hereby incorporates by reference the contents of the Registrant’s registration statement on Form S-8 filed with the Securities and Exchange Commission (the “Commission”) on April 29, 2015 (Registration No. 333-203721). In accordance with the instructional note to Part I of Form S-8 as promulgated by the Commission, the information specified by Part I of Form S-8 has been omitted from this Registration Statement.

PART II

Information Required in the Registration Statement

Item 3.	Incorporation of Documents by Reference.

KalVista Pharmaceuticals, Inc. (the “Registrant”) hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the “Commission”):

(a)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015 filed with the Commission on March 30, 2016 pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”);

(b)	All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Registrant’s Annual Report referred to in (a) above; and

(c)	The description of the Registrant’s Common Stock contained in the Registrant’s Registration Statement on Form 8-A (No. 001-36830) filed with the Commission on February 2, 2015, and including any other amendments or reports filed for the purpose of updating such description.

All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the filing of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which de-registers all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing such documents, except as to specific sections of such statements as set forth therein. Unless expressly incorporated into this Registration Statement, a report furnished on Form 8-K prior or subsequent to the date hereof shall not be incorporated by reference into this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement.

Item 8.	Exhibits.

Exhibit		Incorporated by Reference				Filed
Number	Exhibit Description	Form	File No.	Exhibit	Filing Date	Herewith

4.1	Registrant’s Amended and Restated Certificate of Incorporation.	S-1	333-201278	3.2	January 23, 2015

4.2	Certificate of Amendment of Registrant’s Amended and Restated Certificate of Incorporation.	8-K	001-36830	3.1	November 23, 2016

4.3	Certificate of Amendment of Registrant’s Amended and Restated Certificate of Incorporation.	8-K	001-36830	3.2	November 23, 2016

4.4	Registrant’s Amended and Restated Bylaws.	S-1	333-201278	3.4	January 23, 2015

5.1	Opinion and Consent of Fenwick & West LLP.					X

23.1	Consent of Deloitte LLP.					X

23.2	Consent of PricewaterhouseCoopers LLP.					X

Exhibit		Incorporated by Reference				Filed
Number	Exhibit Description	Form	File No.	Exhibit	Filing Date	Herewith

23.3	Consent of Fenwick & West LLP (contained in Exhibit 5.1).					X

24	Power of Attorney (incorporated by reference to Page II-4 of this Registration Statement).					X

99.1	2015 Incentive Plan and forms of agreements thereunder.	S-1	333-201278	10.3	January 23, 2015

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cambridge, State of Massachusetts, on February 13, 2017.

KALVISTA PHARMACEUTICALS, INC.

By:	/s/ Thomas Andrew Crockett
Thomas Andrew Crockett, Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint Thomas Andrew Crockett and Benjamin L. Palleiko, and each of them, with full power of substitution, such person’s true and lawful attorneys-in-fact and agents for such person, with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms that all said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons on behalf of the Registrant in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Thomas Andrew Crockett Thomas Andrew Crockett	Chief Executive Officer and Director (Principal Executive Officer)	February 13, 2017

/s/ Benjamin L. Palleiko Benjamin L. Palleiko	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	February 13, 2017

/s/ Rajeev Shah Rajeev Shah	Director	February 13, 2017

/s/ Joshua Resnick	Director	February 13, 2017
Joshua Resnick, M.D.

/s/ Richard Aldrich	Director	February 13, 2017
Richard Aldrich

/s/ Edward W. Unkart	Director	February 13, 2017
Edward W. Unkart

/s/ Albert Cha	Director	February 13, 2017
Albert Cha, M.D., Ph.D.

/s/ Arnold L. Oronsky	Director	February 13, 2017
Arnold L. Oronsky, Ph.D.

EXHIBIT INDEX

Exhibit		Incorporated by Reference				Filed
Number	Exhibit Description	Form	File No.	Exhibit	Filing Date	Herewith

4.1	Registrants Amended and Restated Certificate of Incorporation.	S-1	333-201278	3.2	January 23, 2015

4.2	Certificate of Amendment of Registrant’s Amended and Restated Certificate of Incorporation.	8-K	001-36830	3.1	November 23, 2016

4.3	Certificate of Amendment of Registrant’s Amended and Restated Certificate of Incorporation.	8-K	001-36830	3.2	November 23, 2016

4.4	Amended and Restated Bylaws of KalVista Pharmaceuticals, Inc., as currently in effect.	S-1	333-201278	3.4	January 23, 2015

5.1	Opinion and Consent of Fenwick & West LLP.					X

23.1	Consent of Deloitte LLP.					X

23.2	Consent of PricewaterhouseCoopers LLP.					X

23.3	Consent of Fenwick & West LLP (contained in Exhibit 5.1).					X

24	Power of Attorney (incorporated by reference to Page II-4 of this Registration Statement).					X

99.1	2015 Incentive Plan and forms of agreements thereunder.	S-1	333-201278	10.3	January 23, 2015